SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

745 Seventh Avenue

New York, New York 10019

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Opta Exchange-Traded Notes due February 25, 2038 Linked to the S&P Listed Private Equity Index® Net Return	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-134553

333-134553

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.            Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the descriptions set forth in the Pricing Supplement dated February 25, 2008, under the caption “Description of the Notes” on pages PS-17 to PS-22 of the Pricing Supplement, under the caption “Description of the Notes” on pages S-13 to S-36 of the accompanying Prospectus Supplement dated May 30, 2006, and under the caption “Description of Debt Securities” on pages 8 to 18 of the accompanying Base Prospectus dated May 30, 2006.

Item 2.            Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits to Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01

Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.02

Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee (“Citibank”) (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.03

Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.04

Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e)to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.05

Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.06	Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.07

Fifth Supplemental Indenture dated as of October 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.08

Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission onOctober 17, 1997)

1.09	Form of Global Security representing the Registrant’s Opta Exchange-Traded Notes due February 25, 2038 Linked to the S&P Listed Private Equity Index® Net Return (filed herewith)

1.10

Calculation Agency Agreement dated as of December 21, 2006, between the Registrant and Lehman Brothers Inc., as calculation agent, (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 8-K, filed with the Commission on December 21, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

Date: February 20, 2008

EXHIBIT INDEX

Exhibit No.

1.01

Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.02

Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee (“Citibank”) (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987)

1.03

Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988)

1.04

Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e)to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992)

1.05

Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992)

1.06	Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993)

1.07

Fifth Supplemental Indenture dated as of October 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995)

1.08

Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission onOctober 17, 1997)

1.09	Form of Global Security representing the Registrant’s Opta Exchange-Traded Notes due February 25, 2038 Linked to the S&P Listed Private Equity Index® Net Return (filed herewith)

1.10

Calculation Agency Agreement dated as of December 21, 2006, between the Registrant and Lehman Brothers Inc., as calculation agent, (incorporated by reference to Exhibit 4.01 to the Registrant’s Form 8-K, filed with the Commission on December 21, 2006)

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